                                                                                                                                        Registration No. 333-72244

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia                                                                                                             13-1872319
                                                                        (State or other jurisdiction                                                                                             (I.R.S. Employer
                                                                    of incorporation or organization)                                                                                          Identification No.)

                                            190 Carondelet Plaza, Suite 1530, Clayton, Missouri                                                                                        63105

                                                                                   (Address of Principal Executive Offices)                                                                                                    (Zip Code)

MONARCH BRASS & COPPER CORP. DEFERRAL PLAN
(Full title of the plan)

G. H. Pain
Vice President, General Counsel and Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
(Name and address of agent for service)

314-480-1400
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-72244) to deregister the 500,000 shares of common stock registered under such Registration Statement.  Such shares were originally registered for use under the Registrant's Monarch Brass & Copper Corp. Deferral Plan (the “Plan”).  As of the date this Post-Effective Amendment No. 1 is filed, no shares have been issued under the Plan and none of the remaining participants in the Plan may receive any shares under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on April 24, 2009.

                OLIN CORPORATION

                By:           /s/ G. H. Pain
                G. H. Pain
                Title:       Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joseph D. Rupp Joseph D. Rupp	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2009
/s/ John E. Fischer John E. Fischer	Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2009
/s/ Gray G. Benoist Gray G. Benoist	Director	April 24, 2009
/s/ Donald W. Bogus Donald W. Bogus	Director	April 24, 2009
/s/ C. Robert Bunch C. Robert Bunch	Director	April 24, 2009
/s/ Randall W. Larrimore Randall W. Larrimore	Director	April 24, 2009
/s/ John M.B. O’Connor John M.B. O’Connor	Director	April 24, 2009
/s/ Richard M. Rompala Richard M. Rompala	Director	April 24, 2009
/s/ Philip J. Schulz Philip J. Schulz	Director	April 24, 2009
/s/ Vincent J. Smith Vincent J. Smith	Director	April 24, 2009
/s/ Todd A. Slater Todd A. Slater	Vice President and Controller (Principal Accounting Officer)	April 24, 2009